Morgan Stanley Special Value Fund
                     Item 77(o) 10f-3 Transactions
                   July 1, 2002 - December 31, 2002


Security  Date of   Price    Shares  %of     Total       Purcha  Broker
          Purchas   Of       Purcha  Assets  Issued      sed
          e         Shares   sed                         By
                                                         Fund

Chicago   12/05/0   $35.00   9,100   0.022%  $166,287,4  0.192%  UBS
Mercantil 2                                  50                  Warburg;
e                                                                Salomon
Exchange                                                         Smith
                                                                 Barney; JP
                                                                 Morgan
                                                                 Secs;
                                                                 William
                                                                 Blair;
                                                                 Cazenove
                                                                 Inc;
                                                                 Chatsworth
                                                                 Secs; CMG
                                                                 Institution
                                                                 al Trading;
                                                                 E*Trade
                                                                 Secs;
                                                                 Melvin
                                                                 Secs; The
                                                                 Williams
                                                                 Capital Grp

DRS       12/16/0   $28.00   128,10  0.514%  $133,000,0  2.697%  Bear
Technolog 2                  0               00                  Stearns;
ies, Inc.                                                        Wachovia
                                                                 Secs

WellChoic 11/07/0   $25.00   16,600  0.059%  $417,369,5  0.099%    Credit
e, Inc.   2                                      75                Suisse
                                                                    First
                                                                 Boston; UBS
                                                                  Warburg;
                                                                    Bear
                                                                  Stearns;
                                                                   Goldman
                                                                   Sachs;
                                                                  JPMorgan;
                                                                   Salomon
                                                                    Smith
                                                                   Barney;
                                                                 Blaylock &
                                                                  Partners;
                                                                     The
                                                                  Williams
                                                                 Capital Grp